11/13/96
                                                                  Exhibit 28(a)

                                CITIZENS BANCORP
                                REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints _______________ and _______________, either one of whom may act with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of Citizens Bancorp ("Citizens") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December [__], 1996 at 11:00 a.m., local time, at Citizens' office located at 14401 Sweitzer Lane, Laurel, Maryland, and at any and all adjournments thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

         The Board of Directors recommends that shareholders vote FOR Proposal
1.

1.       FOR [   ]       AGAINST [   ]       ABSTAIN [   ]

         Approval and adoption of the Agreement and Plan of Reorganization and related Plan of Merger dated September 15, 1996 (the "Agreement"), among Crestar Financial Corporation ("Crestar"), CDM Acquisition Subsidiary, Inc., Crestar Bank DC and Citizens and Citizens Bank of Maryland, providing for Crestar's acquisition of Citizens as described in the Joint Proxy Statement/Prospectus and pursuant to which each share of Common Stock of Citizens outstanding as of the Effective Time of the Holding Company Merger will be converted into and become the right to receive 0.835 shares of Crestar Common Stock and associated stock rights, and options to purchase Citizens Common Stock will be converted into the right to acquire shares of Crestar Common Stock.


The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders dated November [__], 1996, and of a Joint Proxy Statement/Prospectus dated [ ], 1996.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Dated ____________________, 1996            ____________________________________
                                                            Signature



                                            ------------------------------------
                                                            Signature

           Please Mark, Sign, Date and Return the Proxy Card Promptly
                          Using the Enclosed Envelope.


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